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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         GE LIFE INSURANCE GROUP, INC.

    GE Life Insurance Group, Inc., a corporation organized under the laws of the state of Delaware, filing this Amended and Restated Certificate of Incorporation, hereby certifies as follows:

    1. The corporation's original Certificate of Incorporation was filed, under its present name, with the Delaware Secretary of State's office on October 23, 1996.

    2. This Amended and Restated Certificate of Incorporation, which shall take effect upon filing with the Secretary of State, has been adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware and, pursuant to Sections 242 and 245, restates and integrates and further amends the provisions of the Certificate of Incorporation as follows:

                                   ARTICLE I

    The name of the corporation is GE Financial Assurance Holdings, Inc.

                                   ARTICLE II

    The street address of the registered office of the corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; the registered agent of the corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

    The corporation is formed for the purpose of engaging in any lawful activity for which corporations may be formed under the General Corporation Law of Delaware.

                                   ARTICLE IV

    The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares of common stock, with a par value of $1.00.

                                   ARTICLE V

    The duration of the corporation shall be perpetual.

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                                GE LIFE INSURANCE GROUP, INC.

                                By:            /s/ MICHAEL D. FRAIZER
                                     -----------------------------------------
                                                 Michael D. Fraizer
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

Attested by:
/s/ JULIE M. BODMER
------------------------------
Julie M. Bodmer
ASSISTANT SECRETARY
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